UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by Registrant	✓

Filed by Party other than Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

✓	Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

HighMark Funds

(Name of Registrant as Specified In Its Charter)

__________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

✓	No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: N/A
	(2)	Aggregate number of securities to which transaction applies: N/A
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A
$_____ per share as determined under Rule 0-11 under the Exchange Act.
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: N/A

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount previously paid: N/A
	(2)	Form, Schedule or Registration Statement No.: N/A
	(3)	Filing Party: N/A
	(4)	Date Filed: N/A

The HighMark Funds will begin mailing of a Proxy Statement (“Proxy”) shortly that gives notice of a Special Meeting of Shareholders to be held on October 8, 2010.  Please see the attached shareholder letter for a summary of the proposals and the attached Proxy for a more comprehensive discussion of the proposals.  Please forward this information on to anyone in your area that may be in the position of receiving a client question on the Proxy.

HighMark Funds has engaged Broadridge Financial Solutions, Inc. as the Funds’ proxy solicitation agent and they are available to answer shareholder questions regarding the Proxy.    You should feel comfortable directing any client to them.  Their number is 1-866-615-7269.

If you have any questions about the process, please contact either Pam O’Donnell at (415) 705-7508, Ann  Lau at (213) 236-7088 or Bonnie Mullen at (415) 705-7537

Thank you.

Pam O'Donnell